Exhibit 10.7

CAPITAL CALL AGREEMENT

CAPITAL CALL AGREEMENT (this “Agreement”), dated as of June 26, 2002, made by and among J.F. Lehman Equity Investors I, L.P. (“JFLEI”), and Ableco Finance LLC (“Ableco”) as collateral agent and administrative agent for the benefit of the various financial institutions (the “Lenders”) from time to time party to the Financing Agreement referred to below.  Except as otherwise defined herein, all capitalized terms used herein and defined in the Financing Agreement are used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Elgar Holdings, Inc. (“Holdings”), Elgar Electronics Corporation (the “Borrower”), the Lenders and Ableco shall enter into a Financing Agreement of even date herewith (the “Financing Agreement”);

WHEREAS, on the date hereof, JFLEI owns a substantial economic interest and voting interest in Holdings’ capital stock, and Holdings owns 100% of the economic and voting interest in the Borrower’s capital stock;

WHEREAS, JFLEI, Holdings and the Borrower will obtain benefits as a result of the making of Loans to the Borrower under the Financing Agreement and, accordingly, desire to execute and deliver this Agreement in order to induce Ableco to enter into the Financing Agreement.

NOW, THEREFORE, it is agreed:

1.             CERTAIN DEFINED TERMS.  As used herein, the following terms shall have the following meanings:

“Ableco” shall have the meaning provided in the first paragraph of this Agreement.

“Agreement” shall have the meaning provided in the first paragraph of this Agreement.

“Borrower” shall have the meaning provided in the first recital of this Agreement.

“Capital Call Amount” shall mean $3,000,000.

“Capital Call Event” shall mean solely the failure of Holdings to achieve at least $4,000,000 of Consolidated EBITDA for the Initial Test Period (defined below) (determination of such achievement to be based on financial statements delivered pursuant to Section 7.01(a)(ii) of the Financing Agreement).

“Financing Agreement” shall have the meaning provided in the first recital of this Agreement.

“Holdings” shall have the meaning provided in the first recital of this Agreement.

“Initial Test Period” shall mean the period of two consecutive fiscal quarters ending on December 31, 2002.

“JFLEI” shall have the meaning provided in the first paragraph of this Agreement.

“Lenders” shall have the meaning provided in the first paragraph of this Agreement.

“Participation” is defined in Section 2 of this Agreement.

“Test Period” shall mean the period of four consecutive fiscal quarters ending on December 31, 2003.

2.             PURCHASE OF PARTICIPATION.  (a) JFLEI hereby absolutely, irrevocably and unconditionally agrees that on the date the Capital Call Event shall have occurred, JFLEI will, as soon as practicable, but in any event within 20 days thereafter, in an amount equal to the Capital Call Amount, purchase from Ableco a pari passu participation (the “Participation”) in Ableco’s outstanding Term Loan, with such participation to be evidenced by a pari passu participation agreement (the “Participation Agreement”) in form and substance as attached hereto as Annex I.  Upon such purchase by JFLEI of the Participation, JFLEI’s interest in such Participation shall be governed by Section 12.07(c) of the Financing Agreement and the terms of the Participation Agreement.  JFLEI shall be entitled to its pro rata portion of such fees, interest and expense reimbursements with respect to its Participation as would be payable to Ableco pursuant to the Loan Documents if Ableco had not sold such Participation to JFLEI.

3.             TERMINATION OF PARTICIPATION.  In the event Holdings achieves at least $8,500,000 of Consolidated EBITDA for the Test Period, (determination of such achievement to be based on audited financial statements delivered pursuant to Section 7.01(a)(ii) of the Financing Agreement), as soon as practicable, but in any event within 20 days thereafter, Ableco shall purchase such Participation, and pay to JFLEI its pro rata portion of such fees, interest and expense reimbursements as are owed to it at the time of such purchase.

4.             ACTIONS RELATING TO OBLIGATIONS UNDER FINANCING AGREEMENT.  Ableco or the Lenders (or any of the Lenders) may (except as shall be required by applicable statute and cannot be waived), at any time prior to the occurrence of the Capital Call Event without the consent of, or notice to, JFLEI, without incurring responsibility to JFLEI, without impairing or releasing the obligations of JFLEI hereunder, upon or without any terms or conditions and in whole or in part:

(a)           change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, alter or increase any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof;

(b)            take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c)            exercise or refrain from exercising any rights against the Borrower, any other Loan Party or others or otherwise act or refrain from acting;

(d)            settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Secured Party, (as defined in the Security Agreement of even date herewith, by and among Borrower, Holdings and Ableco, as collateral agent for the Lender Group);

(e)            except as otherwise expressly provided herein, apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to Ableco or the Lenders regardless of what liabilities of the Borrower remain unpaid;

(f)            release or substitute any one or more endorsers, guarantors, Loan Parties or other obligors;

(g)            consent to or waive any breach of, or any act, omission or default under, any of the Loan Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Loan Documents or any of such other instruments or agreements;

(h)            pursue its rights and remedies under this Agreement and/or under any guaranty of all or any part of the Obligations in whatever order, or collectively, and Ableco shall be entitled to JFLEI’s performance hereunder, notwithstanding any action taken (or not taken) by Ableco to enforce any of its rights or remedies against JFLEI or any other Person, for all or any part of the Obligations or any payment received under this Agreement or any other such guaranty; and/or

(i)             take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of JFLEI from its liabilities under this Agreement.

5.             OBLIGATION UNCONDITIONAL UPON OCCURRENCE OF CAPITAL CALL EVENT.  Without limiting the generality of the terms of Section 4 hereof, upon the occurrence of the Capital Call Event, the obligation of JFLEI under Section 2 of this Agreement to purchase the Participation is absolute and unconditional and shall not be affected by the occurrence of any of the following events that may occur before or after December 31, 2002: (a) any default by Borrower in the performance or observance of any of its agreements or covenants in the Financing Agreement or any of the other Loan Documents, (b) any waivers granted by the Lenders with respect to defaults under the Loan Documents or any amendments or modifications of the Loan Documents agreed to by the Lenders and Borrower, or (c) the filing of a case under the United States Bankruptcy Code or any other insolvency proceeding by or against Borrower, Holdings or any other Person.

6.             REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  In order to induce the Lenders to enter into the Financing Agreement, JFLEI makes the following representations, warranties and agreements:

(i)             JFLEI is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware and has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage.

(ii)            JFLEI has the power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.  JFLEI has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(iii)           Neither the execution, delivery or performance by JFLEI of this Agreement, nor compliance by it with the terms and provisions hereof, nor the consummation of the transactions contemplated herein, (x) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court of governmental instrumentality, (y) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of JFLEI pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which JFLEI is a party or by which it or any of its property or assets is bound or to which it may be subject or (z) will violate any provision of any of the organizational documents of JFLEI.

(iv)           No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (x) the execution, delivery and performance of this Agreement or (y) the legality, validity, binding effect or enforceability of this Agreement.

(v)            There are no actions, suits or proceedings pending or, to the knowledge of JFLEI, threatened (x) with respect to this Agreement or (y) that could reasonably be expected to (I) materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of JFLEI or (II) have a material adverse effect on the rights or remedies of Ableco hereunder or on the ability of JFLEI to perform its obligations to Ableco hereunder.

(vi)           JFLEI is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property.

(vii)          JFLEI or the general partner thereof has available cash capital sufficient to fund in a timely manner all obligations of JFLEI under this Agreement.

7.             MAINTAIN ABILITY TO FUND OBLIGATIONS.  Each of JFLEI and the general partner thereof agrees to take all action as may be necessary so that, at all times prior to the earlier to occur of (i) the end of the Initial Test Period, if at the end of such period Holdings achieves a Consolidated EBITDA of at least $4,000,000 for such period (such determination to be based upon financial statements delivered pursuant to Section 7.01(a)(ii) of the Financing Agreement), or (ii) such time as JFLEI purchases the Participation in accordance with Section 2 hereof, JFLEI and/or the general partner thereof shall have available cash capital sufficient to fund in a timely manner all obligations of JFLEI under this Agreement.

8.             WAIVERS OF FAILURES; DELAYS, ETC.  No failure or delay on the part of Ableco or JFLEI in exercising any right, power or privilege hereunder and no course of dealing between JFLEI and Ableco shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which Ableco would otherwise have.  No notice to or demand on JFLEI in any case shall entitle JFLEI to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of Ableco to any other or further action in any circumstances without notice or demand.

9.             BENEFIT OF AGREEMENT.  This Agreement shall be binding upon JFLEI, its successors and assigns (including, without limitation, any executors or administrators) and shall inure to the benefit of Ableco its successors and assigns.  JFLEI acknowledges and agrees that this Agreement is made for the benefit of Ableco and that Ableco may enforce all of the obligations of JFLEI hereunder directly against it.  JFLEI may not assign any of its rights or obligations hereunder without the consent of Ableco.

10.           AMENDMENTS; WAIVERS.  Neither this Agreement nor any provision hereof may be changed, modified, amended or waived except with the written consent of JFLEI and Ableco.

11.           NOTICES.  All notices and other communication hereunder shall be made at the addresses, in the manner and with the effect provided in Section 12.01 of the Financing Agreement, provided that, for this purpose, the address of JFLEI shall be the address specified opposite its signature below.

12.           TERMINATION OF AGREEMENT.  This Agreement shall terminate and be of no further force and effect upon the earlier of (i) the end of the Initial Test Period, if at the end of such period Holdings achieves a Consolidated EBITDA of at least $4,000,000 for such period (such determination to be based upon financial statements pursuant to Section 7.01(a)(ii) of the Financing Agreement), (ii) such time as Ableco purchases the Participation from JFLEI in accordance with Section 3 hereof, or (iii) such time as the Term Loan Obligations have been paid in full.

13.           GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.  (a)  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF JFLEI AND ABLECO HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF ABLECO JFLEI HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.  EACH OF ABLECO JFLEI HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH PERSON, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH PERSON.  EACH OF ABLECO AND JFLEI IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PERSON, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 12.01 OF THE FINANCING AGREEMENT OR AS SET FORTH OPPOSITE ITS SIGNATURE BELOW, AS THE CASE MAY BE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  EACH OF ABLECO AND JFLEI HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF EITHER JFLEI OR ABLECO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ABLECO OR JFLEI, AS APPLICABLE, IN ANY OTHER JURISDICTION.

(c)           EACH OF ABLECO AND JFLEI HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (B) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF ABLECO AND JFLEI FURTHER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING, WITHOUT LIMITATION, THOSE REFERRED TO IN CLAUSE (B) ABOVE, IN RESPECT OF ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

14.           COSTS OF ENFORCEMENT; INDEMNITY.  (a)  JFLEI hereby agrees to pay all out-of-pocket costs and expenses of Ableco in connection with the enforcement of this Agreement and JFLEI agrees to pay all out-of-pocket costs and expenses of Ableco in connection with any amendment, waiver or consent relating hereto (including, without limitation, in each case, the reasonable fees and disbursements of counsel employed by Ableco).

(b)           JFLEI hereby agrees to indemnify and hold Ableco free and harmless from and against all loss, cost, damage, and expense, by reason of the inaccuracy costs, which it shall at any time have actually sustained by reason of the inaccuracy or breach of any of the foregoing representations, warranties and covenants.

15.           COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with JFLEI and Ableco.

16.           HEADINGS DESCRIPTIVE.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the date first above written.

Addresses:

450 Park Avenue	J.F. LEHMAN EQUITY INVESTORS I, L.P.
Sixth Floor
New York, New York 10022	By:	J.F.L. Investors, L.L.C., its general partner
Telephone: (212) 634 - 0100
Telecopier: (212) 634 - 1155
Attention: Donald Glickman
	By:	/s/ Donald Glickman
Title:

Accepted and Agreed to:

ABLECO FINANCE LLC,

By:	/s/ Kevin Genda
Title: Senior Vice President